Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			Jan-2001
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	22,500,000.00	0.00	0.00		22,500,000.00
(iii) Security Interest Distributed	1,138,125.00	268,037.87	341,720.78		1,747,883.65

Security Principal Distributed per $1,000	66.6666667	0.0000000	0.0000000
Security Interest Distributed per $1,000	3.3722222	5.2416667	5.5687501
(iv) Principal Collections	16,043,519.24	2,430,818.96	2,917,020.78	2,917,020.78	24,308,379.76
(v) Finance Collections	7,710,376.75	1,905,402.06	2,286,512.28	2,286,512.28	14,188,803.37
Recoveries	573,202.74	144,747.14	173,698.83	173,698.82	1,065,347.53
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	8,283,579.49	2,050,149.20	2,460,211.11	2,460,211.10	15,254,150.90
Total Collections	24,327,098.73	4,480,968.16	5,377,231.89	5,377,231.88	39,562,530.66
(vi) Aggregate Amount of Principal Receivables					1,553,214,013.96
Invested Amount (End of Month)	225,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	398,864,000.00
Floating Allocation Percentage	14.4860913%	3.2922701%	3.9507756%	3.9507756%	25.6799125%
Fixed/Floating Allocation Percentage	15.9347004%	3.2922701%	3.9507756%	3.9507756%	27.1285216%
Invested Amount (Beginning of Month)	247,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	421,364,000.00
Average Daily Invested Amount					411,721,142.86
(vii) Receivable Delinquencies
Current				78.43%	1,436,033,507.02
30 Days to 59 Days				6.45%	118,080,010.65
60 Days to 89 Days				4.38%	80,135,078.30
90 Days and Over				10.74%	196,721,065.05
Total Receivables				100.00%	1,830,969,661.02
(viii) Aggregate Investor Default Amount					8,984,954.66
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					22.76%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	431,439.48	98,053.73	117,666.01	117,666.01	764,825.23

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					93,232
(xvi) Revolving Receivables Reserve Account Balance					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					15.88%
Minimum Base Rate					7.77%